UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2009

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 North Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 28, 2009, we issued a press release announcing our 2009 first quarter results of operations. Such press release is furnished as Exhibit 99.1, and incorporated by reference into this Item 2.02.

Forward-Looking Statements

This Item 2.02, including the press release incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond Hospira’s control and may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K which is filed with the Securities and Exchange Commission, which is incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Use of Non-GAAP Financial Measures

We present “non-GAAP financial measures” in the press release, including:

•                  adjusted gross profit;

•                  adjusted income from operations;

•                  adjusted net income;

•                  adjusted diluted earnings per share;

•                  net sales comparisons at constant currency rates; and

•                  statistics using one or more of such adjusted financial measures.

These non-GAAP financial measures exclude certain items from the most comparable financial measures calculated in accordance with generally accepted accounting principles of the United States (“GAAP”). Each of these measures is presented together with the most comparable measure calculated in accordance with GAAP. The excluded items are:

Project Fuel Restructuring and Optimization Charges.  In March 2009, Hospira announced details of a multi-stage restructuring and optimization plan (“Project Fuel”) which will occur over the next two years. Project Fuel includes the following activities: optimizing the product portfolio, evaluating non-strategic assets, and streamlining the organizational structure. These charges include employee related costs, including costs for severance and other assistance, process optimization implementation costs and other costs. In addition, non-cash charges for various potential asset write-downs may be incurred. Hospira expects to incur aggregate charges through 2011 related to these actions in the range of $140 million to $160 million on a pre-tax basis.

We do not believe that these charges are necessarily indicative of our ongoing business operations, and will be incurred over a finite period. Exclusion of these charges from the adjusted financial measures results in economic costs to us not being reflected in our adjusted financial measures.

We incurred Project Fuel charges, on a pre-tax basis in the amount of $10.5 million in the three months ended March 31, 2009, which are reported in Restructuring, Research and development (“R&D”) and Selling, general and administrative (“SG&A”) as indicated in the schedules to the press release.

Facilities Restructuring and Optimization Charges.  These charges relate to the closure or pending closure of our Ashland, Ohio; Montreal, Canada; and Morgan Hill, California facilities and our departure from the North Chicago, Illinois leased manufacturing facility. These charges include employee related costs, accelerated depreciation resulting from decreased useful lives of the building and certain equipment and costs relating to the relocation of production and R&D operations from the affected facilities to other facilities.

Management determined that these facilities would not be used in our operations in future periods to reduce our future ongoing operating costs and improve the efficiency of our manufacturing operations. Further, management makes strategic decisions on the allocation of resources to improve the efficiency of our R&D facility operations.

We do not believe that the charges relating to the closure or disposal of these facilities, and the transfer of production and R&D operations to other facilities, are necessarily indicative of our ongoing business performance and normal operations. We expect to incur charges for these initiatives through 2011. Exclusion of these charges from the adjusted financial measures results in economic costs to us not being reflected in our adjusted financial measures.

We incurred facilities restructuring and optimization charges on a pre-tax basis in the amount of $11.7 million and $7.8 million in the three months ended March 31, 2009 and 2008, which are reported in Cost of products sold, Restructuring and R&D as indicated in the schedules to the press release.

Amortization of Mayne Pharma Intangible Assets.   Based on our purchase price allocation relating to the Mayne Pharma Limited (“Mayne Pharma”) acquisition on February 2, 2007, we recorded $518.2 million of intangible assets on our balance sheet, which will be amortized over their estimated useful lives, resulting in significant non-cash amortization expense. During the three months ended March 31, 2009 and 2008, we reported $13.0 million and $15.7 million, respectively, of amortization expense resulting from the Mayne Pharma acquisition in Cost of products sold.

The amount of amortization expense can vary significantly among companies in our industry depending on the frequency, size and nature of acquisitions. While recording amortization is intended to represent the decrease in value of these intangible assets over time, the amount of recorded amortization may not necessarily represent our operating performance during the periods recorded because of the uncertainties inherent in estimating the fair value and useful lives of intangible assets at the time of the acquisition. In order to assist comparability to our prior results and to the results of other companies in our industry with different acquisition histories, we have excluded the amortization of acquired intangible assets in connection with the Mayne Pharma acquisition from our adjusted financial measures. We had not excluded amortization expense in calculating our adjusted measures prior to the Mayne Pharma acquisition. Prior to the Mayne Pharma acquisition, amortization had not been material to prior periods. Amortization expense incurred on less significant intangible asset purchases, both before and after the Mayne Pharma acquisition, are not excluded from adjusted financial measures. Exclusion of amortization relating to the Mayne Pharma acquisition effectively results in the recording of acquired intangible assets without recording any expense relating to the use of these assets in our business.

Resolution of IRS tax audit benefit.  During the three months ended March 31, 2009, the Internal Revenue Service (“IRS”) audit of Hospira’s 2004 and 2005 tax returns was completed and the years were effectively settled. The outcome of the audit settlement is a reduction in the gross unrecognized tax benefits for both the audit years settled and resultant impact on tax years 2006 through 2008, for which $91.9 million is recognized as a discrete income tax benefit during the three months ended March 31, 2009 and reported in Income tax (benefit) expense.

We do not believe that this discrete income tax benefit is necessarily indicative of our ongoing business operations. Exclusion of this discrete income tax benefit from the adjusted financial measures results in economic benefit to us not being reflected in our adjusted financial measures.

Integration-Related Charges.   During the three months ended March 31, 2008, we incurred $10.0 million of charges relating to the integration of Mayne Pharma and other acquisitions into our operations. These charges are reported in Cost of products sold, R&D and SG&A as indicated in the schedules to the press release. These charges include costs related to the closure of facilities, termination of lease agreements and employee related benefit agreements with the remainder of costs for capital projects.

We do not believe that these charges are necessarily indicative of our ongoing business operations, as they were necessitated by acquisitions and will be incurred over a finite period. Exclusion of these charges from the adjusted financial measures results in economic costs to us not being reflected in our adjusted financial measures.

Adjustments have been made to Income tax (benefit) expense in the appropriate period to take into account any tax effect of each excluded item noted above, except the resolution of the IRS tax audit benefit.

Net Sales Comparisons at Constant Currency Rates.   Our presentation of net sales by segment and product line includes comparisons at constant currency rates (reflecting comparative local currency balances and prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. We believe use of this measure aids in the understanding of our change in net sales without the impact of foreign currency.

The schedules included in the press release that reconcile the adjusted financial measures to the financial measures calculated in accordance with GAAP indicate the amount of such net expenses excluded from Cost of products sold, Restructuring, R&D, SG&A and Income tax (benefit) expense to arrive at the corresponding adjusted financial measures.

All adjusted measures in the press release are reconciled to the most comparable measure calculated in accordance with GAAP in the schedules. We believe that presenting measures excluding the items described above, along with measures calculated in accordance with GAAP, provide investors with more information to assess our operating performance and prospects. We also believe that excluding these items assists comparability with past performance. Our management uses these adjusted measures as supplemental measures in assessing its own performance—for example, these measures are used in establishing our annual and long-term operating plans, presented to our board of directors in its review of our financial performance and considered in establishing targets under employee incentive plans. Since these measures allow investors to assess our performance on a similar basis as our management assesses our performance, we believe that investors have more information to assess the performance of management in executing its goals and strategies.

Non-GAAP financial measures are not presented in accordance with a body of comprehensive accounting principles and should not be considered a substitute for any GAAP measure. The measures we use result largely from our management’s determination as to whether the facts and circumstances surrounding certain transactions and events are indicative of the ordinary course of the ongoing operation of our business. As a result, non-GAAP financial measures as presented by us may not be comparable to similarly titled measures reported by other companies.

Our management uses non-GAAP financial measures as a supplement to, and not a substitute for, measures prepared in accordance with GAAP. Accordingly, these measures should be considered together with the corresponding financial measures prepared in accordance with GAAP. In addition, our management reviews, and encourages investors to review, our balance sheets and statements of cash flows in order to make a complete evaluation and assessment of our financial performance.

Item 9.01  Financial Statements and Exhibits

(d)                   Exhibits.

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated April 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: April 28, 2009	By:	/s/ Brian J. Smith
Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary